                                                                    EXHIBIT 4(c)

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                  [ISSUER LLC]

                     (A DELAWARE LIMITED LIABILITY COMPANY)


                            Dated [________], 200[__]

                                  [ISSUER LLC]

            LIMITED LIABILITY COMPANY AGREEMENT dated as of [________], 200[__], adopted by CEF Equipment Holding, L.L.C. (the "Initial Member").

                              Preliminary Statement

            The Initial Member desires to form a limited liability company under the Delaware Limited Liability Company Act (currently Chapter 18 of Title 6 of the Delaware Code), as amended from time to time (the "Act").

            Accordingly, the Initial Member hereby adopts the following as the "Limited Liability Company Agreement" of the Company within the meaning of
Section 18-101(7) of the Act.

                                   ARTICLE I

            Section 1.1 Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the "Definitions Addendum" attached to this Agreement and shall otherwise have the meanings assigned to such terms in the Act.

                                   ARTICLE II

            Section 2.1 Formation. The Company was formed as a limited liability company pursuant to the provisions of the Act on [________], 200[__], by the filing of the Certificate of Formation with the office of the Secretary of State of Delaware. The Initial Member hereby adopts, confirms and ratifies said Certificate of Formation and all acts taken in connection therewith.

                                  ARTICLE III

            Section 3.1 Name. The name of the Company is [Issuer LLC]

                                   ARTICLE IV

            Section 4.1 Purpose and Limitations on Activities. The Company shall limit its purposes and activities to (i) the issuance and sale of Membership Interests, on the terms and conditions set forth herein; (ii) acquiring (through purchase or otherwise) from CEF Equipment Holding, L.L.C. or any of its subsidiaries or affiliates, holding, servicing, transferring and pledging equipment loan and lease receivables, mortgage loans and receivables and any related rights, documents, assets, and interests ("Assets"); (iii) entering into any agreement providing for the acquisition, sale, financing, servicing, hedging or transfer of the Assets or interests in the Assets; (iv) retaining or reacquiring an interest in the Assets; (v) lending or otherwise investing proceeds from Assets and any other income; and (vi) any purposes and activities necessary, convenient or incidental to the conduct, promotion or attainment of the business purposes and activities of the Company as set forth in clauses (i) through (v) above.

Provided that, in connection with the permitted activities specified above, the purpose and activities of the Company shall be further limited as follows:

      (vii) the Company may only hold (a) financial assets (as that term is defined within Statement of Financial Accounting Standards No. 140 and related Generally Accepted Accounting Principles, as amended) transferred to it from CEF Equipment Holding, L.L.C. or any of its subsidiaries or affiliates (the "Transferred Assets"), (b) cash obtained from collections of the Financial Assets and temporary cash equivalent investments of that cash pending distribution, and (c) nonfinancial assets that may be acquired from time to time in connection with foreclosure and related servicing activities associated with the financial assets acquired under clause (a) above. Temporary cash investments are intended to include money market accounts and certificates of deposits with maturities no later than the next scheduled distribution date;

      (viii) the servicing of assets held by the Company shall be conducted in a manner that is consistent with the servicing agreement to which the Company shall become a party coincident with the initial transfer of assets from CEF Equipment Holding, L.L.C. or any of its subsidiaries or affiliates (the "Servicing Agreement");

      (ix) the Company may sell or assign assets only as specified in the Servicing Agreement;

      (x) the Company may enter into derivative contracts or hedges that have the following characteristics: (a) are interest rate swap arrangements, (b) have a fair value at inception of zero, and (c) commence on a date within 2 days of the effective date of the receipt by the Company of Transferred Assets.

                                   ARTICLE V

            Section 5.1 Registered Office; Other Offices. The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The Initial Member may establish other offices of the Company at such locations within or outside the State of Delaware as the Initial Member may determine.

                                   ARTICLE VI

            Section 6.1 Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801.

                                  ARTICLE VII

            Section 7.1 Admission of Members. (a) By execution of this Agreement, the Initial Member is hereby admitted as a Member of the Company and shall have such rights in and to the profits and losses of the Company and rights to receive distributions of the Company's assets, and such other rights and obligations, as provided herein.

(b) The Initial Member may issue additional Membership Interests and thereby admit a new Member or new Members, as the case may be, to the Company, only if such new Member (i) has delivered to the Initial Member its capital contribution, (ii) has agreed in writing to be bound by the terms of this Agreement by becoming a party hereto, and (iii) has delivered such additional documentation as the Initial Member shall reasonably require to so admit such new Member to the Company.

            Section 7.2 Initial Member. The name and the address of the Initial Member of the Company is as follows:

                  CEF Equipment Holding, L.L.C.

                                  ARTICLE VIII

            Section 8.1 Management. Management of the Company is initially vested in the Initial Member. The Initial Member shall be a manager within the meaning of the Act (a "Manager") until such time as the Initial Member appoints one or more Managers to replace the Initial Member. Each Manager shall perform duties, on behalf of the Company as Manager as set forth in this Agreement and in the Act and may enter into contracts with Persons on behalf of the Company and engage in activities on behalf of the Company, including issuing, delivering and executing contracts, agreements and other documents in connection therewith, in each case in accordance with Section 4.1.

            Section 8.2 Managers to Provide Information to the Initial Member. It shall be the duty of each Manager to keep the Initial Member reasonably informed as to material events relating to the Company, including, without limitation, all claims pending or threatened against the Company and the execution by such Manager on behalf of the Company of any material agreements or instruments.

            Section 8.3 Accounting and Tax Reports; Tax Matters. (a) The Initial Member shall: (a) maintain (or cause to be maintained) the books of the Company on a calendar year basis on the accrual method of accounting, (b) deliver to each Member, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable each Member to prepare its federal, state and local income tax returns, (c) file such tax returns relating to the Company, and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Company's characterization as a partnership for federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax with respect to income or distributions to Members. The Initial Member shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Assets and shall elect under Section 171 of the Code to amortize any bond premium with respect to the Assets. The Initial Member shall not make the election provided under
Section 754 of the Code.

            (b) Initial Member shall be designated the "tax matters partner" of the Company pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations and shall sign on behalf of the Company the tax returns of the Company.

                                   ARTICLE IX

            Section 9.1 Initial Capital Contributions. The initial cash capital contribution to be made by the Initial Member promptly hereafter is $10,000.

                                   ARTICLE X

            Section 10.1 Additional Contributions. The Members shall have no obligation to make any additional capital contribution to the Company after the date hereof, but the Initial Member may elect to do so from time to time.

                                   ARTICLE XI

            Section 11.1 Distributions. Distributions shall be made to the Members at the times and in the aggregate amounts determined by the Initial Member, subject to the limitation of Section 18-607 of the Act.

            Section 11.2 Distribution upon Withdrawal. Upon withdrawal, any withdrawing Member shall not be entitled to receive any distribution and shall not otherwise be entitled to receive the fair market value of its Membership Interest.

                                  ARTICLE XII

            Section 12.1 Transfers. (a) A Member other than the Initial Member may not Transfer any part of its Membership Interest without the prior written consent of the Initial Member, such consent not to be unreasonably withheld. Any purported Transfer of any Membership Interest in contravention of this Section
12.1 shall be null and void and of no force or effect whatsoever. No purchase or transfer of a Membership Interest will be effective, and neither the Company nor the Initial Member will recognize any such purchase or transfer, if, after giving effect to such purchase or transfer, 25% or more of the Membership Interests as determined under 29 C.F.R. Section 2510.3-101, would be held by Benefit Plan Investors. A purchaser that is, or is acting on behalf of, an employee benefit plan subject to ERISA or Section 4975 of the Code or any entity deemed to hold plan assets of either of the foregoing, will be required to represent and warrant that its investment in the Membership Interests will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code (or, in the case of a governmental or church plan, a violation of any similar federal, state or local law).

                  (b) The Initial Member shall admit a transferee of a Member's Membership Interest to the Company only if such transferee (i) has agreed in writing to be bound by the terms of this Agreement by becoming a party hereto and (ii) has delivered such additional documentation as the Initial Member shall reasonably require to so admit such transferee to the Company. Notwithstanding anything contained herein to the contrary, both the Company and the Initial Member shall be entitled to treat the transferor of a Membership Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to it, until such time as a written assignment or other evidence of the consummation of a Transfer that conforms to the requirements of this Section 12.1 and is reasonably satisfactory to the Initial Member has been received by the Company. The effective date of any Transfer permitted under this Agreement shall be the close of business on the day of receipt thereof by the Company.

            Section 12.2 Restrictions on Expulsion. No Member shall be expelled as a Member under any circumstances.

                                  ARTICLE XIII

            Section 13.1 Liability of Members. No Member or any Manager, agent, shareholder, director, employee or incorporator of any Member will be liable for the debts, obligations and liabilities of the Company or any other Member, whether arising in contract, tort or otherwise, which debts, obligations and liabilities shall be solely the debts, obligations and liabilities of the Company or such other Member, as applicable.

                                  ARTICLE XIV

            Section 14.1 Exculpation and Indemnification of Members. (a) No Indemnified Party shall be liable to the Company for any loss, damage or claim incurred by reason of any act performed or any act omitted by such Indemnified Party in connection with any matter arising from, or related to, or in connection with this Agreement or the Company's business or affairs; provided, however, that the foregoing shall not eliminate or limit the liability of any Indemnified Party if a judgment or other final adjudication adverse to the Indemnified Party establishes (i) that the Indemnified Party's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or (ii) that the Indemnified Party personally gained in fact a financial profit or other advantage to which the Indemnified Party was not legally entitled.

            (b) The Company shall, to the fullest extent permitted by the Act, indemnify and hold harmless, and advance expenses to, each Indemnified Party against any losses, claims, damages or liabilities to which the Indemnified Party may become subject in connection with any matter arising from, related to, or in connection with, this Agreement or the Company's business or affairs; provided, however, that no indemnification may be made to or on behalf of any Indemnified Party if a judgment or other final adjudication adverse to the Indemnified Party establishes (i) that the Indemnified Party's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (ii) that the Indemnified Party personally gained in fact a financial profit or other advantage to which the Indemnified Party was not legally entitled.

            (c) Notwithstanding anything else contained in this Agreement, the indemnity obligations of the Company under paragraph (b) above shall:

                  (i) be in addition to any liability that the Company may otherwise have;

                  (ii) inure to the benefit of the successors, assigns, heirs and personal representatives of each Indemnified Party; and

                  (iii) be limited to the assets of the Company.

            (d) This Article XIV shall survive any termination of this Agreement and the dissolution of the Company.

                                   ARTICLE XV

            Section 15.1 Duration and Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the affirmative vote or written consent of the Initial Member. So long as the Company has borrowings or membership interests outstanding that are not held by the Initial Member or its affiliates ("Outside Beneficial Interests"), the Initial Member may not dissolve the Company without the approval of such Outside Beneficial Interest holders. Notice of any dissolution of the Company shall be given promptly by the Initial Member to any Outside Beneficial Interest holders following the final distributions due on any Membership Interest by General Electric Capital Corporation, or any of its successors or assigns (in such capacity, the "Servicer") and receipt by the Initial Member of a dissolution notice from the Servicer.

                                  ARTICLE XVI

            Section 16.1 Bankruptcy. Except by the unanimous consent of all Members, and Managers, and if the Company has a board of directors then by the unanimous consent of all directors, the Company shall not file a voluntary petition in bankruptcy or otherwise seek relief under Title 11 of the United States Code or any successor statute thereto, or under any similar applicable state law.

            Section 16.2 Amendments. This Agreement may be amended only by written instrument executed by the Initial Member; provided that so long as the Company has Outside Beneficial Interests, this Agreement may not be amended, modified or otherwise changed without the approval of a majority of such Outside Beneficial Interest Holders.

            Section 16.3 Headings. The titles of Sections of this Agreement are for convenience or reference only and shall not define or limit any of the provisions of this Agreement.

            Section 16.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THEREOF.

            Section 16.5 Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

            Section 16.6 Further Assurances. The Initial Member shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

            Section 16.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement. Executed counterparts may be delivered electronically.

                               [Signature Follows]

            IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first above written.

                                    CEF EQUIPMENT HOLDING, L.L.C.

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                              DEFINITIONS ADDENDUM
                                     TO THE
                       LIMITED LIABILITY COMPANY AGREEMENT

            "Act" is defined in the Preliminary Statement.

            "Affiliate" means, with respect to any Person, any Person or group of Persons acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any Person or group of Persons, shall mean the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agreement" means this Limited Liability Company Agreement, including any actions amending, modifying or supplementing this Limited Liability Company Agreement.

            "Asset" is defined in Section 4.1.

            "Benefit Plan Investor" means an "employee benefit plan" within the meaning of Section 3(3) of (whether or not subject to ERISA, and including, without limitation, foreign or government plans), a "plan" described in Section 4975(e)(1) of the Code, or any entity deemed to hold "plan assets" of any of the foregoing by reason of investment by an "employee benefit plan" or "plan" in the entity.

            "Certificate" means a certificate representing a Membership Interest in the form of Exhibit B.

            "Certificate of Formation" means the Certificate of Formation of [Issuer LLC], as amended from time to time.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

            "Company" means [Issuer LLC], a Delaware limited liability company.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any regulations promulgated thereunder.

            "Indemnified Party" means a Member, Manager, employee, organizer or agent of the Company or any officer, agent, shareholder, director, employee or incorporator of the Initial Member.

            "Initial Member" has the meaning assigned in the preamble.

            "Manager" is defined in Section 8.1.

            "Member" means any Person that is admitted as a member of the Company, in each case for so long as such Person continues to be a member of the Company.

            "Membership Interest" means the entire limited liability company interest of the Member in the Company at any particular time, including the right of such Initial Member to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such member to comply with all the terms and provisions of this Agreement. A Membership Interest may be represented by a Certificate.

            "Person" means an individual, partnership corporation (including a business trust), limited liability company, joint stock company, trust, association, joint venture, government or any agency or political subdivision thereof or any other entity of whatever nature.

            "Transfer" means, (i) as a noun, any transfer, sale, assignment, exchange, charge, pledge, gift, hypothecation, conveyance, encumbrance or other disposition whether direct or indirect, voluntary or involuntary, by operation of law or otherwise and, (ii) as a verb, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, to transfer, sell, assign, exchange, charge, pledge, give, hypothecate, convey, encumber or otherwise dispose of.

            "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code.

                                                                       EXHIBIT A


                        FORM OF CERTIFICATE OF FORMATION

                                       OF

                                  [ISSUER LLC]

      This Certificate of Formation of [Issuer LLC], dated as of [_________], 200[__], has been duly executed and is being filed by [_________], 200[__], as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C.Section 18-101, et seq.).

1.    The name of the limited liability company is [Issuer LLC] (the "LLC").

2. The address of the registered office of the LLC in the State of Delaware is 1209 Orange Street, Corporate Trust Center, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the LLC at such address is The Corporation Trust Company.

3. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801.

4. The period of duration of the LLC is perpetual unless otherwise dissolved in accordance with the Limited Liability Company Agreement of the LLC.

5.    This Certificate of Formation shall be effective as of its filing.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of the LLC this [____] day of [_____________________].


                                    By:
                                       --------------------------------------
                                       Name:   [                          ]
                                                --------------------------
                                       Title:  Authorized Person

                                                                       EXHIBIT B
                                                                to LLC Agreement


                               FORM OF CERTIFICATE

REGISTERED                                              PERCENTAGE INTEREST 100%
NUMBER R-
         -----

      THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW).

                                  [ISSUER LLC]
                            ASSET BACKED CERTIFICATE

      evidencing a fractional undivided interest in the LLC, as defined below, the property of which includes a pool of contracts secured by equipment loan and lease receivables, mortgage loans and receivables and sold to the LLC by CEF Equipment Holding, L.L.C.

      (This Certificate does not represent an interest in or obligation of CEF Equipment Holding, L.L.C., General Electric Capital Services, Inc., General Electric Capital Corporation or General Electric Company, or any of their respective affiliates, except to the extent described below.)

      THIS CERTIFIES THAT CEF EQUIPMENT HOLDING, L.L.C. is the registered owner of a ONE HUNDRED PERCENT nonassessable, fully-paid, undivided interest in the [Issuer LLC] (the "LLC") formed by CEF Equipment Holding, L.L.C., a Delaware limited liability company (the "Depositor").

      The LLC was created pursuant to a Certificate of Formation dated as of
[       ], 200[ ] and is governed by a Limited Liability Company Agreement
adopted by [     ] (the "Initial Member") dated as of [____________], 200[__]
(the "LLC Agreement"). To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the LLC Agreement or the Servicing Agreement (the "Servicing Agreement") dated as of [____________], 200[__] among the LLC, the Depositor and General Electric Capital Corporation, as servicer (the "Servicer"), as applicable. This LLC Certificate is one of the duly authorized Certificates designated as "Asset Backed Certificates" (herein called the "LLC Certificates") issued under and subject to the terms, provisions and conditions of the LLC Agreement, to which LLC Agreement the holder of this LLC Certificate by virtue of the acceptance hereof assents and by which holder is bound.

      Issued under the Indenture dated as of [____________], 200[__] between the LLC and [Indenture Trustee Name], as Indenture Trustee, are notes designated as ["_____% Class A Notes" and "____% Class B Notes".] Each Holder of this LLC Certificate acknowledges and agrees that its rights to receive distributions in respect of this LLC Certificate are subordinated to the rights of the Noteholders as described in the Servicing Agreement and the Indenture.

      It is the intent of the Depositor, Servicer and the Certificateholders that, for purposes of Federal income, State and local income and franchise and any other income taxes measured in whole or in part by income, until the LLC Certificates are held by other than the Depositor, the LLC be disregarded as an entity separate from its owner. At such time that the LLC Certificates are held by more than one person, it is the intent of the Depositor, Servicer and the Certificateholders that, for purposes of Federal income, State and local income and franchise and any other income taxes measured in whole or in part by income, the LLC be treated as a partnership, the assets of which are the assets held by the LLC, and the Certificateholders will be treated as partners in that partnership. The Depositor and the other Certificateholders, by acceptance of a LLC Certificate, agree to treat, and to take no action inconsistent with the treatment of, the LLC Certificates as such for tax purposes.

      Each Certificateholder, by its acceptance of a LLC Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Depositor or the LLC, or join in any institution against the Depositor or the LLC of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or State bankruptcy or similar law in connection with any obligations relating to the LLC Certificates, the Notes, the LLC Agreement or any of the Basic Documents.

      The LLC Certificates do not represent an obligation of, or an interest in, the Depositor, the Servicer, General Electric Capital Services, Inc., General Electric Capital Corporation or General Electric Company, the Initial Member or any affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the LLC Agreement or the Basic Documents.

      The Certificates may not be acquired by or for the account of: (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or (iii) any entity whose underlying assets include plan assets by reason of an employee benefit plan's or a plan's investment in the entity (a "Benefit Plan"). By accepting and holding this

Certificate, each of the Holder shall be deemed to have represented and warranted that it is not a Benefit Plan.

      Unless the certificate of authentication hereon shall have been executed by an authorized officer of the LLC, by manual signature, this LLC Certificate shall not entitle the holder hereof to any benefit under the LLC Agreement or the Servicing Agreement or be valid for any purpose.

      This LLC Certificate shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      IN WITNESS WHEREOF, the Initial Member on behalf of the LLC and not in its individual capacity has caused this LLC Certificate to be duly executed.

                             [Issuer LLC]

                             By:  [INITIAL MEMBER NAME],


                                    By:
                                       --------------------------------------
                                    Name:
                                         ------------------------------------
                                    Title:
                                          -----------------------------------

                          CERTIFICATE OF AUTHENTICATION

      This is one of the LLC Certificates referred to in the within-mentioned LLC Agreement.

[INITIAL MEMBER NAME],
as Initial Member


By:
   ----------------------------------
           Authorized Officer




Date:  [____________], 200[__]

                                                                       EXHIBIT B

                                   ASSIGNMENT

      FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE

--------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)

--------------------------------------------------------------------------------
the within LLC Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

--------------------------------------------------------------------------------
Attorney to transfer said LLC Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:                                                                       *
                                     ----------------------------------------
                                                          Signature Guaranteed:


                                                                             *
                                     ----------------------------------------

      *NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within LLC Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.